Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in (i) the Registration Statements on Form S-8 (Nos. 333-149191 and 333-181101) and (ii) the Registration Statement on Form S-3ASR (333-200720) of Dana Holding Corporation of our report dated February 18, 2016 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Toledo, Ohio
February 18, 2016